Exhibit 10.26

SEERGATE LTD.

2014 ANNUAL REPORT

SEERGATE LTD.

2014 ANNUAL REPORT

REPORT OF INDEPENDENT AUDITORS

To the Shareholders of

SEERGATE LTD.

We have audited the accompanying consolidated balance sheets of Seergate Ltd. (An Israeli Corporation, hereafter - the Company) as of December 31, 2014 and 2013, the related consolidated statements of operations, capital deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Israel, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company’s Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and 2013, the consolidated results of operations, capital deficiency and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Without qualifying our opinion we draw attention to the fact that the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1c to the financial statements, the continuance of the Company’s operation as a going concern is depended on achieving financing from its shareholders or external inventors. The Company has incurred losses since inception and has limited cash resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Subsequent to the balance sheet date, the Company was acquired by MyECheck, Inc. (see note 12.d).

Tel-Aviv, Israel	Kesselman & Kesselman
——————, 2015	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

SEERGATE LTD.

CONSOLIDATED BALANCE SHEETS

	December 31
	2014	2013
	U.S. dollars
Assets
CURRENT ASSETS:
Cash and cash equivalents	-	90,720
Accounts receivables - other (note 3b)	4,525	7,248
TOTAL CURRENT ASSETS	4,525	97,968
PROPERTY AND EQUIPMENT, net (note 3a)	4,781	22,195
TOTAL ASSETS	9,306	120,163

Liabilities and Capital deficiency
CURRENT LIABILITIES:
Bank Overdraft	21,717	-
Accounts payable and accruals:
Trade	3,498	3,693
Other (note 3c)	85,113	80,731
Shareholders loan	1,268	3,482
TOTAL CURRENT LIABILITIES	111,596	87,906
LONG TERM LOAN (note 5)	330,269	317,565
CONVERTIBLE LOAN (note 6)	646,772	301,463
COMMITMENTS (note 7)
TOTAL LIABILITIES	1,088,637	706,934
CAPITAL DEFICIENCY (note 8):
Ordinary Shares, no par value: 446,100,000 shares authorized at December 31, 2014 and 2013; 1,050,000 issued and outstanding at December 31, 2014 and 2013;
Series B1 preferred shares, no par value: 650,000 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Series B2 preferred shares, no par value: 450,000 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Series B3 preferred shares, no par value: 940,249 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Series B4 preferred shares, no par value: 550,000 shares authorized at December 31, 2014 and 2013; 516,966 shares issued and outstanding at December 31, 2014 and 2013;
Series B5 preferred shares, no par value: 1,350,000 shares authorized at December 31, 2014 and 2013; 318,078 shares issued and outstanding at December 31, 2014 and 2013;
Series B6 preferred shares, no par value: 407,082 shares authorized, issued and outstanding at December 31, 2014 and 2013
Series B7 preferred shares, no par value: 173,906 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Additional paid in capital	4,574,820	4,572,818
Accumulated Deficit	(5,654,151)	(5,159,589)
TOTAL CAPITAL DEFICIENCY	(1,079,331)	(586,771)
LIABILITIES AND CAPITAL DEFICIENCY	9,306	120,163

/s/ EDWARD R. STARRS
Chief Executive
Officer and Director

The accompanying notes are an integral part of the financial statements.

3

SEERGATE LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31
	2014	2013
	U.S. dollars
OPERATING COSTS AND EXPENSES:
Research and development, net (note 10a)	200,823	244,869
Marketing, general and administrative (note 10b)	253,483	296,755
OPERATING LOSS	454,306	541,624
FINANCIAL EXPENSES	26,967	161,465
CAPITAL LOSS	13,289	-
LOSS FOR THE YEAR	494,562	703,089

The accompanying notes are an integral part of the financial statements.

4

SEERGATE LTD.

CONSOLIDATED STATEMENTS OF CAPITAL DEFICIENCY

	Share capital
	Ordinary shares	Preferred shares	Additional paid-in	Accumulated	Total capital
	Number of shares		capital *	Deficit	deficiency
			U.S. Dollars
BALANCE AT JANUARY 1, 2013	1,050,000	2,875,293	3,447,049	(4,456,500)	(1,009,451)
CHANGES DURING 2013:
Conversion of convertible loan into Series B6 Preferred shares		407,082	671,134		671,134
Conversion of convertible loan into Series B7 Preferred shares		173,906	418,646		418,646
Benefit component in connection with options granted to employees and service providers			35,989		35,989
Loss for the year				(703,089)	(703,089)
BALANCE AT DECEMBER 31, 2013	1,050,000	3,456,281	4,572,818	(5,159,589)	(586,771)
CHANGES DURING 2014:
Benefit component in connection with options granted to employees and service providers			2,002		2,002
Loss for the year				(494,562)	(494,562)
BALANCE AT DECEMBER 31, 2014	1,050,000	3,456,281	4,574,820	(5,654,151)	(1,079,331)

* Net of share issuance expenses.

The accompanying notes are an integral part of the financial statements.

5

SEERGATE LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31
	2014	2013
	U.S dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the year	(494,562)	(703,089)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,148	8,219
Financial expenses in connection with convertible loan	13,603	142,494
Financial expenses in connection with long term loan	12,704	10,791
Benefit component in connection with options granted to employees and service providers	2,002	35,989
Capital loss from disposal of fixed assets	13,289	-
Changes in asset and liability items:
Decrease (increase) in government institutions and prepaid expenses	2,723	(2,003)
Increase (decrease) in accounts payable and accruals	4,187	(529)
Net cash used in operating activities	(438,906)	(508,128)
CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of fixed assets	(3,023)	(7,418)
Net cash used in investing activities	(3,023)	(7,418)
CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholders loan	(2,214)	(7,064)
Loan received	-	306,774
Convertible loan received	331,706	300,000
Net cash provided by financing activities	329,492	599,710
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(112,437)	84,164
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	90,720	6,556
CASH AND CASH EQUIVALENTS (BANK OVERDRAFT) AT END OF YEAR	(21,717)	90,720
SUPPLEMENTARY INFORMATION ON ACTIVITIES NOT INVOLVING CASH FLOWS –
Conversion of convertible loan into Preferred shares	-	1,089,780

The accompanying notes are an integral part of the financial statements.

6

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	Seergate Ltd. (the “Company”) was incorporated as an Israeli corporation on May 30, 2007, and commenced operations on that date.
Seergate Inc. (the “Subsidiary”) was incorporated as a Delaware corporation in the United States on July 6, 2009, as a wholly owned subsidiary of the Company.

b.	The Company develops a transactional “e-mailing” system that enables Real-time Authorization and Settlement of electronic transactions through a global secure proprietary Network.

c.	Since its inception, the Company has devoted substantially most of its efforts to business planning, research and development, recruiting management and technical staff, and raising capital. On June 10, 2014, the FASB issued the final standard on development stage entities, which eliminates the concept of a development stage entity from U.S. GAAP. Entities that are in their development stage would no longer be required to present and disclose incremental information, such as inception-to-date information. The Company adopted the new standard.

d.	The continuance of the Company’s operation as a going concern is subject to continued finance from its shareholders’ or external inventors. The Company has incurred losses since inception and has limited cash resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

The significant accounting policies applied are as follows:

a.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company transactions have been eliminated in consolidation.

b.	Functional currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar”; “$”). The Company’s financing is mostly in dollars and revenue is expected to be in dollars. Thus, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items (stated below) reflected in the statements of operations, the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization, changes in inventories, etc.) - historical exchange rates. Currency transaction gains or losses are carried to financial income or expenses, as appropriate.

7

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimate.

d.	Cash equivalents

The Company considers all highly liquid investments, which include short-term bank deposits (up to three months from date of deposit) that are not restricted as to withdrawal or use to be cash equivalents.

e.	Research and development

ASC 985 requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

Based on the Company’s product development process, technological feasibility is established upon completion of a working model. The Company does not incur material costs between the completion of the working model and the point at which the products are ready for general release. Therefore, research and development costs are charged to the statement of operations as incurred.

f.	Property and equipment

Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful life of the assets.

Annual rates of depreciation are as follows:

%
Computers and software	33
Office furniture and equipment	7-15

Leasehold improvements are amortized by the straight line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

g.	Fair value of financial instruments

The carrying amount of some of the Company's financial instruments, including cash equivalents, accounts receivables, accounts payable and accrued liabilities approximate their fair value, due to their short maturities.

h.	Income taxes

Income taxes are accounted for using the asset and liability approach. The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The measurement of current and deferred tax liabilities and assets is based on provisions of the relevant tax law. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

8

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

The Company applies ASC 740-10 which prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns (see note 9). The adoption of the pronouncement had no material effect on the Company's financial statements.

i.	Comprehensive income

The Company applies ASC 220 which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. There was no difference between the Company’s net loss and its total comprehensive loss for the period ending December 31, 2014, and the Company has not accumulated other comprehensive income or loss as of December 31, 2014.

j.	Stock-based compensation

The Company applies ASC 718 which requires awards classified as equity awards be accounted for using the grant-date fair value method. The fair value of share-based payment transactions is recognized as expense over the requisite service period.

As a result of applying ASC 718, operating expenses during the year ending December 31, 2014 and 2013, include a non-cash charge of approximately $2,002 and $35,989 for stock-based compensation, respectively.

The Company elected to recognize compensation cost for an award with only service conditions that has a graded vesting schedule using the accelerated multiple option approach.

NOTE 3 - SUPPLEMENTARY BALANCE SHEET INFORMATION:

a.	Property and equipment, net:
	December 31
	2014	2013
	U.S. dollars
Cost:
Office furniture and equipment	-	14,560
Computers and software	32,035	53,896
Leasehold improvements	-	2,507
	32,035	70,963
Less - Accumulated depreciation:
Office furniture and equipment	-	4,903
Computers and software	27,254	42,886
Leasehold improvements	-	979
	27,254	48,768
	4,781	22,195

9

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3 - SUPPLEMENTARY BALANCE SHEET INFORMATION (continued):

b.	Accounts receivables - other:
	December 31
	2014	2013
	U.S. dollars

Short term prepaid	654	654
Government institutions	3,871	6,594
	4,525	7,248

c.	Accounts payable and accruals:

Government institutions	13,769	13,582
Employees and employees institutions	19,456	22,199
Provisions for vacation pay	45,888	41,950
Accrued expenses	6,000	3,000
	85,113	80,731

NOTE 4 - LIABILITY FOR SEVERANCE PAY

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company's pension and severance pay liability to certain employees is covered mainly by purchase of insurance policies. Pursuant to section 14 of the Severance Compensation Act, 1963 ("section 14"), all of the Company's employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 relieve the Company from any future severance payments in respect of those employees and as such the Company may only utilize the insurance policies for the purpose of disbursement of severance pay.

NOTE 5 - LONG TERM LOAN

In February 2013, the Company singed a loan agreement with certain existing investors under which the Company shall receive an amount of up to $350 thousands. According to the agreement, the loan shall bear annual interest of 4%.

Up to date, the Company received an amount of approximately $306 thousands.

Total interest expenses in respect with the loan during 2014 and 2013 are amounted approximately $13 thousands and $11 thousands, respectively, and recorded as financial expenses.

NOTE 6 - convertible LOAN:

a.	In October 2011 the Company signed a convertible loan agreement with certain lenders in the amount of approximately $594 thousands, which shall bear annual interest of 7%.

The loan and accrued Principal and all interest will be due and payable or converted into the Company's Preferred Shares subject to the terms and conditions specified in the convertible loan agreement.

As of December 31, 2011 the Company received an amount of approximately $565 thousands from the lenders. In April 2012 the Company received an additional amount of approximately $29 thousands from the lenders.

10

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 6 - convertible LOAN (continued):

Total interest expenses in respect with the loan during 2013 are amounted approximately $30 thousands, and recorded as financial expenses.

In September 2013, the convertible loan was converted into 407,082 shares of Series B6 Preferred Share.

b.	In July 2012 the Company signed a credit line agreement with certain lenders in an amount of up to $500 thousands, which shall bear monthly interest of 5%.

The credit line and accrued Principal and all interest will be due and payable or converted into the Company's Preferred Shares subject to the terms and conditions specified in the credit line agreement.

As of December 31, 2012 the Company received an amount of approximately $232 thousands out of the credit line.

Total interest expenses in respect with the credit line during 2013 are amounted approximately $111 thousands, and recorded as financial expenses.

In September 2013, the credit line was converted into 173,906 shares of Series B7 Preferred Share.

c.	On October 3, 2013 the Company singed a convertible loan agreement with certain existing investors under which the Company shall receive an amount of up to $600 thousands. According to the agreement, the convertible loan shall bear annual interest of 2%. The terms and conditions of the conversion is as stipulated in the agreement.

Up to date, the Company received an amount of approximately $300 thousands.

Total interest expenses in respect with the loan during 2014 and 2013 are amounted approximately $6 thousands and $1 thousand, respectively, and recorded as financial expenses.

d.	In April 2014, the Company signed a convertible loan agreement with certain existing investors under which the Company shall receive an amount of up to $230 thousands (with option to increase the convertible loan amount during a period of 30 days). According to the agreement, the loan shall bear annual interest of 4%. The terms and conditions of the conversion is as stipulated in the agreement.

Up to date, the Company received an amount of approximately $231 thousands.

Total interest expenses in respect with the loan during 2014 are amounted approximately $7 thousands, and recorded as financial expenses.

e.	In November 2014, the Company signed a convertible loan agreement with certain existing investors under which the Company shall receive an amount of $100 thousands. According to the agreement, the loan shall bear annual interest of 7%. The terms and conditions of the conversion is as stipulated in the agreement.

Up to date, the Company received the full loan amount.

Total interest expenses in respect with the loan during 2014 are amounted approximately $1 thousand, and recorded as financial expenses.

11

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 7 - COMMITMENTS:

a.	On December 26, 2012, the Company was engaged in a leasing agreement with a certain lessor for a premises it uses as new office space for a period of 12 months ending December 31, 2013. The monthly lease payment was approximately NIS 10 Thousands.

During 2014, the agreement ended and the Company does not pay any lease payments for the new premises.

In March 2015, the Company was engaged in a new leasing agreement with a certain lessor for a premises it uses as new office space. The monthly lease payment was approximately NIS 3.5 Thousands. This agreement includes an option to end the engagement in one month advance announcement without any commitment.

b.	In April 2010, the Subsidiary signed a lease agreement for a premises it uses as office space. The monthly lease payments under the agreement are approximately $200. During 2013, the agreement ended.

c.	The Company is committed to pay royalties to the Chief Scientist of the Israeli Ministry of Industry, Trade and Employment on the proceeds from sales of systems resulting from research and development project in which the Chief Scientist’s Office participates by way of grant, at royalty rates of 3% to 3.5%, of sales of the products arising from such research program, up to a maximum of 100% plus interest at the LIBOR rate.

During the year 2014, the Company did not have revenues; therefore the Company did not pay any royalties.

Currently, the Company is in the process of receiving final approval from the Chief Scientist closing the commitment.

NOTE 8 - SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY):

a.	Rights attached to shares

The rights, preferences and privileges with respect to the Preferred Shares are as follows:

Conversion

Each Preferred B Share shall be (i) convertible into Ordinary Shares at the option of the holder thereof, at any time after the date on which such Preferred B Share was issued by the Company (the “Original Issue Date”); and (ii) automatically converted into Ordinary Shares simultaneously with the occurrence of the first to occur of (A) an IPO; or (B) the written consent of holders of a majority of the issued and outstanding Preferred B Shares, subject to the terms and conditions specified in the Agreement.

Voting

Every Shareholder shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

Liquidation and Dividend Preference

In the event of a Liquidation Event or Deemed Liquidation or distribution of dividends, any assets of the Company available for distribution (the “Liquidation/Dividend Proceeds”) shall be distributed to the Shareholders of the Company only pursuant to the following order of preference as follows:

12

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8 - SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY) (continued):

1)	First, the holders of Preferred B Shares shall receive, prior to and in preference to any other securities of the Company, with respect to each Preferred B Share held by them, an amount equal to the Original Issue Price applicable to their specific Preferred B Shares plus any declared but unpaid dividends less any amount of Liquidation/Dividend Proceeds previously paid in preference on such share according to the Agreement (the "B Preference Amount").

In the event that the Liquidation/Dividend Proceeds shall be insufficient for the distribution of the B Preference Amount in full to all of the holders of Preferred B Shares, the Liquidation/Dividend Proceeds shall be distributed among the holders of Preferred B Shares in proportion to the portion of the B Preference Amount such holders would have received had the Liquidation/Dividend Proceeds been sufficient for the distribution of the B Preference Amount in full;

2)	After the distribution of the B Preference Amount holders of the Ordinary Shares and holders of Preferred B Shares will receive, on a pro rata basis, any remaining proceeds (with all Preferred B Shares treated on an as-converted basis).

3)	Notwithstanding the above, in the event that a pro-rata distribution (without taking into account the preference under the Agreement) would entitle the holders of a class of Preferred B Shares to an amount that is equal to or exceeds 2 times its respective portion of the B Preference Amount, then the preference above shall not apply to such class of Preferred B Shares and if the pro-rata distribution (without taking into account the preference under the Agreement) would entitle the holders of all classes of Preferred B Shares to an amount that is equal to or exceeds their respective portion of the B Preference Amount, then all proceeds shall be distributed on a pro-rata basis, without preference; provided however that in the event a distribution is made under the Agreement, each such class of Preferred B Shares that is not receiving its portion of the B Preference Amount shall receive at least an amount equal to 2 times its Original Issue Price plus any declared but unpaid dividends less any amount of Liquidation/Dividend Proceeds previously paid in preference on such share according to the Agreement.

b.	Issuance of Shares capital

In September 2013, the convertible loan mention in note 6.a was converted into 407,082 shares of Series B6 Shares of no par value.

In September 2013, the credit line mention in note 6.a was converted into 173,906 shares of Series B7 Preferred Shares of no par value.

13

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 8 - SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY) (continued):

c.	Option plan

In November 2007, the Company’s Board of Directors approved a share option plan (the “Plan”). Options granted under the Plan, with respect to persons subject to US tax laws may be incentive stock options or non-statutory stock options. Stock rights may also be granted under the Plan. The option shall not exceed 7 years from the date of grant. Each option can be exercised to purchase one Ordinary Shares of no par value of the Company. The options shall vest and become exercisable in accordance with the terms and conditions stipulated in the applicable option agreement.

The Company’s Board of Directors also approved the Plan for the purpose of Section 102 of the Israeli Tax ordinance. The Company’s Board of Directors selected the capital gains tax track for options granted to the Company's employees.

As of December 31, 2014 the Company's Board of Directors approved the grant of 424,000 stock options to services providers and employees. The Company has recorded compensation expenses in relation with the option granted to service providers during 2014 and 2013 in the amount of $2,002 and $35,989, respectively.

NOTE 9 - taxes on income:

a.	The Company is taxed under the Israeli law and the Subsidiary is taxed under the federal law of the U.S.

b.	The income of the Company is taxed at a regular rate.

On December 6, 2011, the "Tax Burden Distribution Law" Legislation Amendments (2011) (hereinafter - the "2011 amendment") was published in the official gazette. Under this law, the previously approved gradual decrease in corporate tax is discontinued and corporate tax rate will increase to 25% as from 2012.

On August 5, 2013, the Law for Change of National Priorities (Legislative Amendments for Achieving the Budgetary Goals for 2013-2014), 2013 (hereinafter - the Law) was published in Reshumot (the Israeli government official gazette), enacting, among other things, raising the corporate tax rate beginning in 2014 and thereafter to 26.5% (instead of 25%).

c.	The Company has final tax assessments since incorporation through 2010.

d.	As of December 31, 2014, the Company has NOLs of approximately $5 Million. Under Israeli tax laws, those NOLs are linked to the Israeli CPI and can be utilized indefinitely.

e.	The application of ASC 740-10 has no material effect on the Company's financial statements.

f.	A full valuation allowance was created against deferred tax assets since the realization of any future benefit from deductible temporary differences, net operating loss and tax credit carry forward cannot be sufficiently assured at December 31, 2014.

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SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 10 - SUPPLEMENTARY STATEMENT OF OPERATIONS INFORMATION:

	Year ended
	December 31
	2014	2013
	U.S. dollars
a. Research and development costs:
Consultants and related expenses	-	1,630
Development cost	-	22,072
Payroll and related expenses	200,823	221,167
	200,823	244,869
b. Marketing, general and administrative costs:
Payroll and related expenses	182,409	184,023
Consultants and related expenses	-	16,000
Travel abroad	15,018	19,826
Professional fees	20,529	18,063
Rent and related expenses	17,565	34,319
Other	17,962	24,524
	253,483	296,755

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SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11 - NOMINAL ISRAELI CURRENCY DATA:

a.	Balance sheets
	December 31
	2014	2013
	NIS
Assets
CURRENT ASSETS:
Cash and cash equivalents	-	314,888
Accounts receivables – other	15,489	24,962
TOTAL CURRENT ASSETS	15,489	339,850
PROPERTY AND EQUIPMENT, net	17,546	81,719
TOTAL ASSETS	33,035	421,569

Liabilities and Capital deficiency
CURRENT LIABILITIES:
Bank Overdraft	84,456	-
Accounts payable and accruals:
Trade	13,129	18,374
Other	331,000	280,216
Shareholders loan	2,724	12,842
TOTAL CURRENT LIABILITIES	431,309	311,432
LONG TERM LOAN	1,200,670	1,151,269
CONVERTIBLE LOAN	2,339,427	1,092,344
TOTAL LIABILITIES	3,971,406	2,555,045
CAPITAL DEFICIENCY:
Ordinary Shares, no par value: 446,100,000 shares authorized at December 31, 2014 and 2013; 1,050,000 issued and outstanding at December 31, 2014 and 2013;
Series B1 preferred shares, no par value: 650,000 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Series B2 preferred shares, no par value: 450,000 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Series B3 preferred shares, no par value: 940,249 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Series B4 preferred shares, no par value: 550,000 shares authorized at December 31, 2014 and 2013; 516,966 shares issued and outstanding at December 31, 2014 and 2013;
Series B5 preferred shares, no par value: 1,350,000 shares authorized at December 31, 2014 and 2013; 318,078 shares issued and outstanding at December 31, 2014 and 2013;
Series B6 preferred shares, no par value: 407,082 shares authorized, issued and outstanding at December 31, 2014 and 2013
Series B7 preferred shares, no par value: 173,906 shares authorized, issued and outstanding at December 31, 2014 and 2013;
Additional paid-in capital	17,496,760	17,489,595
Accumulated Deficit	(21,435,131)	(19,623,071)
TOTAL CAPITAL DEFICIENCY	(3,938,371)	(2,133,476)
LIABILITIES AND CAPITAL DEFICIENCY	33,035	421,569

16

SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11 - NOMINAL ISRAELI CURRENCY DATA (continued):

b.	Statements of operations:

	Year ended December 31
	2014	2013
	NIS
OPERATING COSTS AND EXPENSES:
Research and development, net	720,816	882,244
Marketing, general and administrative	911,012	1,070,413
OPERATING LOSS	1,631,828	1,952,657
FINANCIAL EXPENSES	131,803	564,994
CAPITAL LOSS	48,429	-
LOSS FOR THE YEAR	1,812,060	2,517,651

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SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 11 - NOMINAL ISRAELI CURRENCY DATA (continued):

c.	statements of capital deficiency

	Share capital
	Ordinary Shares	Preferred shares	Additional paid-in	Accumulated	Total capital
	Number of shares		capital *	Deficit	deficiency
			NIS
BALANCE AT JANUARY 1, 2013	1,050,000	2,875,293	13,210,463	(17,105,420)	(3,894,957)
CHANGES DURING 2013:
Conversion of convertible loans into Series B6 Preferred shares		407,082	2,548,418		2,548,418
Conversion of convertible loans into Series B7 Preferred shares		173,906	1,600,839		1,600,839
Benefit component in connection with options granted to employees and service providers			129,875		129,875
Loss for the year				(2,517,651)	(2,517,651)
BALANCE AT DECEMBER 31, 2013	1,050,000	3,456,281	17,489,595	(19,623,071)	(2,133,476)
CHANGES DURING 2014:
Benefit component in connection with options granted to employees and service providers			7,165		7,165
Loss for the year				(1,812,060)	(1,812,060)
BALANCE AT DECEMBER 31, 2014	1,050,000	3,456,281	17,496,760	(21,435,131)	(3,938,371)

* Net of share issuance expenses.

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SEERGATE LTD.

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 12 - SUBSEQUENT EVENTS:

a.	On February 2, 2015 the loan and the convertible loans mention in note 5 and note 6 above were converted to 2,711,214 Ordinary Shares.

b.	On February 2, 2015 all of the Preferred B Shares were converted to 3,456,281 ordinary shares.

c.	On February 10, 2015 the Company signed a share purchase agreement with certain investors under which the Company issued 3,106,998 Ordinary Shares bearing no par value per share, for a total consideration of $200 thousand.

d.	In May 2015 all shares of Seergate ltd. were sold to MyECheck, Inc. ("The Acquirer") in return for the Acquirer's Restricted Common Stocks for a total stock value equivalent to $3 million.

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